Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Forte Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share, reserved for issuance under the Registrant’s 2017 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	210,000(2)	$0.84(3)	$176,400.00	$110.20 per $1,000,000	$19.44

Total Offering Amounts					$176,400.00		$19.44

Total Fee Offsets(4)							–

Net Fee Due							$19.44

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2017 Employee Stock Purchase Plan (the “2017 ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents 210,000 shares of common stock reserved for issuance pursuant to future awards as a result of the annual evergreen increase under the 2017 ESPP.
(3)

Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, on the basis of 85% of $0.98, which represents the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on March 28, 2023 (such date being within five business days of the filing date of this Registration Statement). Pursuant to the 2017 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the enrollment date or (ii) the exercise date.

(4)	The Registrant does not have any fee offsets.